STOCK PURCHASE AGREEMENT

THIS AGREEMENT is entered into this _______ day of __________, 2010 by and between The Robert Ireland Group, Inc. (the "Buyer") and those entities set forth on Schedule A annexed hereto, (collectively, the “Sellers”) and Cardio Vascular Medical Device Corp.  (the “Company”) a Corporation in good standing under the laws of the State of Delaware and currently a publicly traded company on the Bulletin Board under symbol “CVSL”;

RECITALS

WHEREAS, the Company currently has one hundred ninety six million nine hundred thousand (196,900,000) shares of common stock issued and outstanding (there are no preferred shares outstanding); and

WHEREAS, Sellers are the legal or beneficial owner of one hundred twenty five million (125,000,000) common shares in the Company;

WHEREAS, Sellers desire to sell and transfer to Buyer and Buyer desires to purchase in a private transaction in accordance with the terms and conditions provided for herein, a total of one hundred twenty four million nine hundred thousand (124,900,000) shares of common stock in the Company in the Company (collectively referred to as the “Securities”) from the Sellers;

WHEREAS, it is in the best interest of the Company and its continued operations for this transaction to proceed.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I
PURCHASE AND SALE OF SECURITIES

Section 1.1        RECITALS:       The above recitals are incorporated herein as a part of this Stock Purchase Agreement.

Section 1.2        SALE OF SECURITIES:     Subject to the terms and conditions set forth in this Agreement, Sellers shall transfer and convey the Securities to Buyer, free and clear of any and all liens, claims, and encumbrances, whatsoever, and Buyer shall purchase the Securities from Sellers (the “Transaction”).

Section 1.3      CONSIDERATION:

(a)           As payment for the transfer of the Securities by Sellers to Buyer, Buyer shall deliver at Closing, the sum of two hundred ten thousand dollars ($210,000.00) to Sellers as set forth in Schedule A annexed hereto.

(b)           The parties agree that the Sellers shall each retain fifty thousand shares of common stock in the Company (which shall contain a legend to indicate such shares shall contain anti-dilution protection for reverse split of the Company’s common stock within two years of the date hereof).

(c)           In addition, the parties agree that Buyer shall pay to Seller an additional fee equal to ten percent (10%)  of the proceeds received by Buyer from the sale of the stock issued to Buyer (as detailed in section 1.3(b) above.  The sale of the stock shall be in the sole discretion of Buyer.  Payment to Seller shall be made within ten days of receipt by Buyer.

Section 1.4  CLOSING.    Closing of the transactions contemplated herein shall occur on or before June 16, 2010.  In the event the Closing is not completed by June 16, 2010, any party hereto shall have the right to terminate this Agreement upon written notice to the other parties.

ARTICLE II
PRECONDITIONS TO CLOSING/DUE DILIGENCE

Section 2.1       CONDITIONS TO CONSUMMATION OF THE TRANSACTION:    The respective obligations of the parties with respect to this Transaction shall be subject to satisfaction of conditions customary to transactions of this type, including without limitation, (a) execution of this Stock Purchase Agreement by all parties; (b) absence of a material adverse change in the financial condition, business, properties, assets or prospects of the Company prior to Closing, (c) satisfactory completion by the Buyer and the Sellers of a due diligence investigation of the other party; and (d) confirmation that the representations and warranties of each party are true and accurate in all respects.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller, and where applicable the Company, represent and warrant that at the time of the execution of this Agreement and at the Closing thereof:

Section 3.1       MARKETABLE TITLE:     The Sellers shall convey to Buyer good and marketable title in and to the Securities, free and clear of any and all liens, claims, encumbrances.

Section 3.2       AUTHORITY:      The Sellers have the right, power, legal capacity and authority to enter into and perform its respective obligations under this Agreement and no approvals or consents of any persons or entities are necessary in connection with it;

Section 3.3        CONTRACTS:     Neither the Company nor the Seller is the party to any agreement, contract, or written understanding, which would prevent them from lawfully entering into this Agreement.

Section 3.4        FINANCIAL INFORMATION:     Sellers have or shall have delivered all reasonably requested financial information regarding the Company and such financial information shall be true, complete, correct, and accurate as of closing.

Section 3.5        BOOKS AND RECORDS:     The books and records of the Company are to be delivered by the Company to Buyer at Closing, are true, complete and accurate. The minutes book of the Company contains accurate and complete records of Board of Directors meetings held and corporate actions taken by the stockholders or by written consent, and no meeting of any such stockholders or Board of Directors has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records shall be delivered by the Company to the Buyer.

Section 3.6        TAXES:      The Company has filed or caused to be filed tax returns that are or were required to be filed pursuant to applicable legal requirements. The Company has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns

Section 3.7        NO MATERIAL ADVERSE CHANGE:      Since the date of the initiation of negotiations regarding this Transaction, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company (financial or otherwise), and to the best knowledge of the Company and Sellers, no event has occurred or circumstance exists that may result in such a material adverse change.

Section 3.8         DISCLOSURE: No representation or warranty of Sellers in this Agreement omits to state a known material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.  There is no fact known to Sellers that has specific application to either Sellers or the Company (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement.

Section 3.9         OUTSTANDING STOCK:     The Company has one hundred ninety six million nine hundred thousand (196,900,000) shares of common stock issued and outstanding of which one hundred twenty four million nine hundred thousand (124,900,000) are being delivered pursuant to this Agreement.  The Company has no obligation, pledge, promise or agreement (whether actual or contingent) whatsoever to issue any additional shares of any class of stock in the Company to any third party.  Further, the Company has no outstanding convertible Debenture or other legal instrument which would entitle the holder to convert the obligation into stock in the company at any time, whether actual or contingent.

Section 3.10         DEBTS:      The Company has no outstanding debts, judgments, liens, encumbrances, UUC filings, notes, loans or other financial obligations whatsoever, except those due and owing for the month of June, 2010.

ARTICLE IV
REPRESENTATION AND WARRANTIES OF THE BUYER

The Buyer represents and warrants that the Buyer is a duly organized and validly existing Corporation  under the laws of the State of Texas.  The Buyer, and its principals are “accredited investors,” sophisticated and knowledgeable in transactions of this nature.  The Buyer has consulted such professionals as it deems appropriate in entering into this Agreement, and has had an opportunity to ask questions of the Company and has received satisfactory answers from the Company.  The Buyer has conducted due diligence into the Company as it deems appropriate to enter into this Agreement and close the transactions set forth herein. The Buyer has the right, power, legal capacity and authority to enter into and perform its respective obligations under this Agreement and no approvals or consents of any persons or entities are necessary in connection with it.  Buyer is not a party to any agreement, contract, or written understanding, which would prevent Buyer from lawfully entering into this Agreement.

ARTICLE V
RESIGNATION OF BOARD / NO SHOP PROVISION /
CONDUCT OF BUSINESS / CONFIDENTIALITY

Section 5.1       RESIGNATION FROM BOARD OF DIRECTORS, OFFICER POSITIONS AND EMPLOYMENT:As of the date of Closing, the Company shall cause the current officers and directors to resign from its Board of Directors.  Immediately prior to such resignation, the Board of Directors of the Company shall appoint Michael Postel to the Board of Directors as the sole Board member as of the date of Closing.

Section 5.2      CONDUCT OF BUSINESS:    The Company has and shall continue conduct its business in the normal and ordinary course, consistent with the present conduct of its business and previous practices, shall not make and/or declare any dividend (cash and/or stock), redemption, stock split (reverse or forward), and/or stock and/or cash distributions.

Section 5.3       EXPENSES.     Each of the parties shall be responsible for their own expenses in connection with this Agreement and consummation of the Transactions contemplated hereby.

Section 5.4       CONFIDENTIALITY    Each of the parties hereto agrees that it shall not use, or permit the use of, any and all of the information relating to the Company, Sellers or the Buyer, respectively, furnished to each other in connection with this Transaction (“Confidential Information”), except publicly available or freely usable material as otherwise obtained from another source, in a manner or for a purpose detrimental to the Company, Sellers or the Buyer, as the case may be, or otherwise than in connection with this Transaction. None of the Parties hereto shall, and each party shall cause its directors, officers, employees, agents, affiliates, and representatives not to, disclose, divulge, provide, or make accessible, or available, any and all of the Confidential Information, in whole or in part, to any person or entity, other than their respective and responsible officers, employees, advisors, or attorneys, or otherwise as required by law or regulation.

ARTICLE VI
INDEMNIFICATION

Section 6.1        INDEMNIFICATION BY SELLER: Sellers shall indemnify, save, defend and hold harmless Buyer and its officers, directors and members from and against any and all damages, costs, liabilities, and expenses, of any kind whatsoever (including reasonable attorneys' fees) arising out of, or in connection with, (a) any and all breaches of this Agreement and the representations and warranties by Sellers; and (b) any and all claims by a third party relating to Seller’s sole actions or inaction as the case may be or gross negligence occurring prior to the Closing; and (c) any claim by any person or entity for brokerage or finder’s fees, or commissions, or similar payments, based upon any written agreement or written understanding alleged to have been made by any such person or entity with Sellers in connection with the contemplated Transaction or this Agreement.

Section 6.2        INDEMNIFICATION BY BUYER:  Buyer shall indemnify, save, defend and hold harmless Sellers from and against any and all damages, costs, liabilities, and expenses, of any kind whatsoever (including reasonable attorneys' fees) arising directly out of (a) any and all activities and/or operations of the Company and the Company’s subsidiaries conducted after the Closing; (b) any and all breaches of this Agreement by Buyer; and (c) any and all claims by a third party relating to Buyer’s and/or the Company’s sole actions or inaction as the case may be or gross negligence occurring after the Closing; and (d) any claim by any person or entity for brokerage or finder’s fees, or commissions, or similar payments, based upon any agreement or understanding whether actual or alleged to have been made by any such person or entity with the Buyer or his affiliates in connection with the contemplated Transaction or this Agreement.

ARTICLE VII
THE CLOSING

Section 7.1      SELLER OBLIGATIONS:       At the Closing, upon receipt of the purchase price, Sellers shall deliver to Buyer and their counsel:

(a)           The stock certificates representing the Securities, registered in the name of Seller, but endorsed for transfer to the Buyer or accompanied by one or more irrevocable stock powers duly executed by Seller and medallion guaranteed to the Buyer in the name of the Buyer.

(b)           The resignations from the Board of Directors and appointment of new Board of Directors as required above.

(c)           All other instruments or documents as may be reasonably required to consummate the Transaction contemplated by this Agreement.

(d)           The Seller and the Company shall instruct the transfer agent of the Securities strictly in accordance with this Agreement at the direction and request of the Buyer, to provide for the Transactions contemplated herein.

Section 7.2        BUYERS’ OBLIGATIONS:     At the Closing, Buyer shall deliver to Seller the following instruments and documents:

(a)	Wire transfer in the amount of $210,000 payable to Sellers.

Section 7.3       THE CLOSING.    The Closing shall occur on or before June 16, 2010 and may be conducted via either the transmission of facsimile documents or scanned and emailed signed documents.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.1       ASSIGNMENT:      Neither the Sellers nor the Buyer may assign or transfer their interest and/or rights under this Agreement without the prior written consent of the other.

Section 8.2       BINDING EFFECT:      This Agreement shall be binding upon the parties hereto and their personal representatives, executors, heirs, beneficiaries, successors, and permitted assigns, if any.

Section 8.3        NOTICES:       Unless otherwise changed by written notice, any notice or other communications required or permitted hereunder shall be deemed given if sent postage prepaid, return receipt requested, addressed to the respective party at the address set forth on the signature page of this Agreement.

Section 8.4:      GOVERNING LAW:        This Agreement shall be governed and interpreted solely in accordance with the laws of the State of New York, and applicable U.S. federal law, if any, and in each case without regard to their choice of laws principles.  All disputes shall be resolved in the Courts of either the State of New York or the Federal Districts residing within the State of New York.

Section 8.5:       LEGAL FORM:      The parties hereto agree that they have been or have had the opportunity to be represented by counsel during the negotiation and execution of this Agreement.

Section 8.6:       ENTIRE AGREEMENT:      This Agreement embodies the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior, and contemporaneous, negotiations, agreements, and understandings, whether written or oral.  This Agreement, or any provision herein, may not be changed, waived, discharged, or terminated, except by an express written instrument signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

BUYER:
THE ROBERT IRELAND GROUP, LLC

____________________________________
By:  Mark T. Johnson, Managing Member

SELLERS:
Olympus Capital Group, LLC                                                                                                Rada Advisors, Inc.

___________________________	___________________________

THE COMPANY:
CARDIO VASCULAR MEDICAL DEVICE CORP.

By:           ___________________________________
___________________________________

Schedule A

Name	Dollar Amount	Number of Shares
Olympus Capital Group, LLC	$157,500	93,700,000
Rada Advisors, Inc.	$52,500	31,200,000